POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the
undersigned hereby constitutes and
appoints Evan M. Turtz and Sara Walden
Brown, and each of them severally, the
undersigned's true and lawful attorneys
and agents, with power to act with or
without the other, to execute and file
with the Securities and Exchange
Commission, on behalf of the undersigned, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Ingersoll-Rand Public
Limited Company, a company formed in
Ireland, and any and all amendments
to such forms, and any and all instruments or documents filed as a part of or in connection with such forms and amendments;
and the undersigned hereby ratifies and
confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has
subscribed these presents this 4th day of June, 2015.

/s/ Elaine L. Chao
Elaine L. Chao